CONTACT:     Paul Korus                        FOR RELEASE AT 2:00 P.M. (MST)
             (303) 295-3995                    November 8, 2001


              KEY REPORTS THIRD QUARTER EARNINGS OF $.35 PER SHARE
                       Gas production increases 17 percent


Denver - Key Production Company, Inc. (NYSE: KP) today announced third quarter 2001 net income of $5 million, or $0.35 per diluted share, on revenues of $21.3 million. For the same period a year ago, the company earned $8.5 million, or $0.67 per share, on revenues of $27.4 million. Cash flow from operations in the third quarter of 2001 totaled $17.3 million ($1.22 per share), compared with $22 million ($1.73 per share) for the same three months of 2000.

Net income for the first nine months of 2001 was $27.2 million, or $1.90 per diluted share, versus earnings of $18 million, or $1.45 per share, in the year-earlier period. Revenues for the first nine months of 2001 were $91 million, a 33-percent increase compared to $68.4 million during the same period last year.

Aggregate production volumes during the third quarter of 2001 increased by 9 percent to 70.4 million cubic feet (MMcf) equivalent per day, comprised of 46.2 MMcf of gas per day and 4,040 barrels of oil per day. Compared with the same three months of 2000, gas volumes grew 17 percent while oil output declined 5 percent.

"Even though our recent financial results were severely impacted by lower gas and oil prices, we are very pleased that we were able to boost our gas production by 17 percent," said Monroe W. Robertson, President and Chief Operating Officer. "The increase was driven by positive drilling results in our Mid-Continent region and the year-end 2000 merger with Columbus Energy."

The company's average gas price realization during the third quarter of 2001 was $2.80 per thousand cubic feet (Mcf) versus $4.14 per Mcf during the same three months of last year. Oil prices in the third quarter of 2001 averaged $24.37 per barrel, down from $30.55 per barrel during the comparable period a year earlier. Since Key has not implemented any hedging arrangements, reported gas and oil prices fully reflect changes in market conditions. We remain un-hedged.

Capital expenditures totaled $15.6 million and $61 million for the third quarter and first nine months of 2001, respectively. During the first nine months of 2000, capital expenditures amounted to $40.6 million. At September 30, 2001, total debt was $35 million, down from $44 million at year-end 2000, and our debt to total capitalization ratio was 17 percent.

PRODUCTION VOLUME OUTLOOK

The production and sale of oil and gas involves many complex processes that are subject to numerous uncertainties, including reservoir risk, mechanical failure, market conditions, transportation issues, human error, adverse weather conditions, and other factors. Nonetheless, we currently assume that fourth-quarter 2001 combined gas and oil volumes will roughly approximate third quarter volumes. Projected growth in 2002 aggregate production will be dependent on capital expenditures, which in turn will depend on rig rates and energy prices. Management expects to complete its 2002 capital budget process early next year and will provide updated volume guidance at that time.

CONFERENCE CALL

Management will conduct a conference call to further review third quarter results and other operational matters on Friday, November 9 at 10:00 am Mountain Time. Interested parties in the U.S. and Canada may access the call by dialing
(800) 881-5262 and requesting the Key Production Company, Inc. teleconference. A digital recording will be available through November 16, 2001. To access the replay, call (800) 642-1687 and provide reservation number 2207765.

Key is a Denver-based independent natural gas and crude oil exploration and production company with operations focused in western Oklahoma, the Gulf Coast, California and the Rocky Mountain region.

Financial statements and other information follow:






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


                                                     KEY PRODUCTION COMPANY, INC.
                                                     SUMMARY FINANCIAL INFORMATION
                                                              (Unaudited)


                                                             For the Three Months                    For the Nine Months
                                                              Ended September 30,                    Ended September 30,
                                                             2001           2000                     2001           2000
                                                          -----------    -----------             -----------    -----------

SUMMARY OF OPERATIONS
(In thousands, except per share data)

Revenues:
   Gas sales                                              $    11,913    $    15,005             $    60,384     $   34,749
   Oil sales                                                    9,055         11,925                  29,547         32,211
   Plant product sales                                            335            356                     972          1,194
   Other                                                           28             68                      85            277
                                                          -----------    -----------             -----------     ----------
                                                               21,331         27,354                  90,988         68,431
                                                          -----------    -----------             -----------     ----------

Operating expenses:
   Depreciation, depletion
     and amortization                                           6,012          8,917                  25,442         25,181
   Lease operating                                              4,613          2,480                  12,806          8,035
   Production taxes                                             1,394          1,102                   5,725          2,505
   General and administrative                                   1,124            758                   2,822          2,179
   Financing costs:
     Interest expense                                             438          1,099                   1,631          3,338
     Capitalized interest                                        (282)          (459)                   (939)        (1,194)
     Interest income                                              (34)           (53)                   (154)          (134)
                                                          -----------    -----------             -----------     ----------
                                                               13,265         13,844                  47,333         39,910
                                                          -----------    -----------             -----------     ----------

Income before income taxes                                      8,066         13,510                  43,655         28,521

Provision for income taxes                                      3,106          4,999                  16,458         10,553
                                                          -----------    -----------             -----------     ----------

Net income                                                $     4,960    $     8,511             $    27,197     $   17,968
                                                          ===========    ===========             ===========     ==========

Basic earnings per share                                  $      0.35    $       .69             $      1.95     $     1.51
                                                          ===========    ===========             ===========     ==========

Diluted earnings per share                                $      0.35    $       .67             $1.90           $     1.45
                                                          ===========    ===========             =====           ==========

Weighted average basic
     shares                                                    13,978         12,302                  13,972         11,934
                                                          ===========    ===========             ===========    ===========

Weighted average diluted
     shares                                                    14,159         12,725                  14,320         12,384
                                                          ===========    ===========             ===========     ==========




                                                     KEY PRODUCTION COMPANY, INC.
                                                     SUMMARY FINANCIAL INFORMATION
                                                              (Unaudited)


                                                             For the Three Months                    For the Nine Months
                                                              Ended September 30,                    Ended September 30,
                                                             2001           2000                     2001           2000
                                                          -----------    -----------             -----------    -----------

PRODUCTION AND PRICING DATA

Natural gas production:
    Million cubic feet                                          4,248          3,624                  12,099           10,414
    Average daily volumes, million
      cubic feet per day                                         46.2           39.4                    44.3             38.0
    Average price per thousand
      cubic feet                                          $      2.80    $      4.14           $        4.99   $         3.34

Oil production:
    Barrels                                                   371,700        390,300               1,147,800        1,136,500
    Average daily volumes, barrels
      per day                                                   4,040          4,242                   4,204            4,148
    Average price per barrel                              $     24.37    $     30.55           $       25.74   $        28.34

NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands)

Net income                                                $     4,960    $     8,511           $      27,197   $       17,968
Depreciation, depletion
    amortization                                                6,012          8,917                  25,442           25,181
Deferred taxes and other                                        6,365          4,540                  13,550            9,554
                                                          -----------    -----------           -------------   --------------
                                                               17,337         21,968                  66,189           52,703
Changes in operating assets and
    liabilities                                                  (440)           746                    (619)          (4,191)
                                                          -----------    -----------           -------------   --------------
Net cash provided by operating
    activities                                            $    16,897    $    22,714           $      65,570   $       48,512
                                                          ===========    ===========           =============   ==============

CAPITALIZED COSTS INCURRED
(In thousands)

Exploration and development                               $    15,268    $    16,507             $    60,468   $       40,493
Acquisitions                                                      355              -                     527              121
Property sales                                                    (68)          (138)                    (69)            (265)

BALANCE SHEET DATA                                                September 30,                        December 31,
(In thousands)                                                        2001                                 2000
                                                              -------------------                   ------------------

Total debt                                                       $     35,000                          $     44,000
Stockholders' equity                                             $    166,023                          $    138,087
Common shares outstanding                                              13,978                                13,921

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This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                                      -end-